EXHIBIT 4.1

Warrant Number N-[X]

“THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN AND WILL NOT BE REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”).  THESE SECURITIES MAY BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED ONLY (A) TO THE COMPANY, (B) IF THE SECURITIES HAVE BEEN REGISTERED IN COMPLIANCE WITH THE REGISTRATION REQUIREMENTS UNDER THE SECURITIES ACT AND IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS (C) IN COMPLIANCE WITH THE EXEMPTION FROM THE REGISTRATION REQUIREMENTS UNDER THE SECURITIES ACT IN ACCORDANCE WITH RULE 144 THEREUNDER, IF APPLICABLE, AND IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS, OR (D) IN A TRANSACTION THAT DOES NOT REQUIRE REGISTRATION UNDER THE SECURITIES ACT OR ANY APPLICABLE STATE LAWS AND REGULATIONS GOVERNING THE OFFER AND SALE OF SECURITIES, AND THE HOLDER HAS, PRIOR TO SUCH SALE, FURNISHED TO THE COMPANY AN OPINION OF COUNSEL OF RECOGNIZED STANDING, OR OTHER EVIDENCE OF EXEMPTION, REASONABLY SATISFACTORY TO THE COMPANY.  HEDGING TRANSACTIONS INVOLVING THE SECURITIES REPRESENTED HEREBY MAY NOT BE CONDUCTED UNLESS IN COMPLIANCE WITH U.S. SECURITIES LAWS.”

Warrant to Purchase
Shares of
Common Stock
As Herein Described

[Date]

WARRANT TO PURCHASE COMMON STOCK OF

ANTRIABIO, INC.

This is to certify that, for value received, ___________, or a proper assignee (the “Holder”), is entitled to purchase up to __________________ shares (“Warrant Shares”) of common stock, $0.001 par value per share (the “Common Stock”), of AntriaBio, Inc., a Delaware corporation (the “Company”), subject to the provisions of this Warrant Number N-[X] and that certain Subscription Agreement (the “Subscription Agreement”), dated September __, 2014, between the Holder and the Company, from the Company.  This Warrant shall be exercisable at ($2.60) per share (the “Exercise Price”). Terms used but not defined herein shall have the meaning ascribed to them in the Subscription Agreement. This Warrant also is subject to the following terms and conditions:

1.           Exercise and Payment; Exchange.

(a)   Exercise of Warrant. This Warrant may be exercised in whole or in part at any time from and after the date hereof through 5:00 p.m., on the third anniversary of the date hereof or (ii) within twenty (20) days after the date on which the Acceleration Notice (as defined below) is given (the “Expiration Date”), at which time this Warrant shall expire and become void, but if such date is a day on which federal or state chartered banking institutions located in the State of Delaware are authorized to close, then on the next succeeding day which shall not be such a day. Exercise shall be by presentation and surrender to the Company, or at the office of any transfer agent designated by the Company (the “Transfer Agent”), of (i) this Warrant, (ii) the attached exercise form properly executed, and (iii) a certified or official bank check for the Exercise Price for the number of shares of Common Stock issuable upon exercise of this Warrant (the “Warrant Shares”) specified in the exercise form. If this Warrant is exercised in part only, the Transfer Agent shall, upon surrender of the Warrant, execute and deliver a new Warrant evidencing the rights of the Holder to purchase the remaining number of Warrant Shares purchasable hereunder. Upon receipt by the Company of this Warrant in proper form for exercise, accompanied by payment as aforesaid, the Holder shall be deemed to be the holder of record of the Common Stock issuable upon such exercise, notwithstanding that the stock transfer books of the Company shall then be closed or that certificates representing such Warrant Shares shall not then be actually delivered to the Holder.

(b)  Conditions to Exercise or Exchange. The restrictions in Section 7 shall apply, to the extent applicable by their terms, to any exercise or exchange of this Warrant permitted by this Section 1.

(c)  Acceleration Notice.  In the event that (A) the Common Stock trades in the United States at a closing price of greater than $4.50 per share for a period of at least twenty-five (25) out of any thirty (30) Trading Day trading period and (B) the daily trading volume of the Common Stock in the United States for twenty (20) consecutive days during such trading period shall be greater than 250,000 shares of Common Stock (an “Acceleration Event”), the Company may, at its option, accelerate the Expiration Date of the warrant by giving notice within five (5) business days of any such Acceleration Event (the “Acceleration Notice”).  The Holder may exercise the Warrant after the issuance of the Acceleration Notice, but if not exercised, the Warrant shall expire on the Expiration Date and have no further force and effect.

2.                     Reservation of Shares. The Company shall, at all times until the Expiration Date, reserve for issuance and delivery upon exercise of this Warrant the number of Warrant Shares which shall be required for issuance and delivery upon exercise of this Warrant.

3.                     Fractional Interests. The Company shall not issue any fractional shares or scrip representing fractional shares upon the exercise or exchange of this Warrant. With respect to any fraction of a share resulting from the exercise or exchange hereof, the Company shall pay to the Holder an amount in cash equal to such fraction multiplied by the current fair market value per share of Common Stock, determined as follows:

(a)  If the Common Stock is listed on a national securities exchange or admitted to unlisted trading privileges on such an exchange, the current fair market value shall be the last reported sale price of the Common Stock on such exchange on the last business day prior to the date of exercise of this Warrant or, if no such sale is made on such day, the mean of the closing bid and asked prices for such day on such exchange;

(b)  If the Common Stock is not so listed or admitted to unlisted trading privileges or quoted on a national securities exchange, the current fair market value shall be the mean of the last bid and asked prices reported on the last business day prior to the date of the exercise of this Warrant by the OTC Markets Group, Inc.; or

(c)  If the Common Stock is not so listed or admitted to unlisted trading privileges and bid and asked prices are not so reported, the current fair market value shall be an amount, not less than book value, determined in such reasonable manner as may be prescribed by the Company in good faith.

4.                     No Rights as Shareholder. This Warrant shall not entitle the Holder to any rights as a shareholder of the Company, either at law or in equity. The rights of the Holder are limited to those expressed in this Warrant and are not enforceable against the Company except to the extent set forth herein.

5.                     Adjustments in Number and Exercise Price of Warrant Shares.

(a)  Merger, Reorganization or Sale of Assets.  If at any time there shall be any reorganization, recapitalization, merger or consolidation involving the Company in which shares of the Company’s stock are converted into or exchanged for securities, cash or other property, or the Company shall sell all or substantially all of its assets to any other person or entity (a “Reorganization”), then, as a part of such Reorganization, lawful provision shall be made so that the Holder shall thereafter be entitled to receive upon exercise of this Warrant, the kind and amount of securities, cash or other property of the successor corporation resulting from such Reorganization, equivalent in value to that which a holder of the Warrant Shares deliverable upon exercise of this Warrant would have been entitled in such Reorganization if the right to purchase the Warrant Shares hereunder had been exercised immediately prior to such Reorganization. In any such case, appropriate adjustment (as determined in good faith by the Board of Directors of the successor corporation) shall be made in the application of the provisions of this Warrant with respect to the rights and interests of the holder after such Reorganization to the end that the provisions of this Warrant shall be applicable after the event, as near as reasonably may be, in relation to any shares or other securities deliverable after that event upon the exercise of this Warrant.

(b)  Subdivisions, Combinations and Other Issuances.  If the Company shall at any time prior to the Expiration Date subdivide the shares of the Company’s Common Stock , by split-up or otherwise, or combine its Shares, or issue additional shares of its Common Stock as a dividend, the number of Warrant Shares issuable on the exercise of this Warrant shall forthwith be proportionately increased in the case of a subdivision or stock dividend, or proportionately decreased in the case of a combination or stock split.  Appropriate adjustments shall also be made to the purchase price payable per share, but the aggregate purchase price payable for the total number of Warrant Shares purchasable under this Warrant (as adjusted) shall remain the same.  Any adjustment under this Section 5(b) shall become effective at the close of business on the date the subdivision or combination becomes effective, or as of the record date of such dividend, or in the event that no record date is fixed, upon the making of such dividend.

(c)  Reclassification, Reorganization and Consolidation.  In case of any reclassification, capital reorganization, or change in the capital stock of the Company whether by exchange, substitution or otherwise (other than as a result of a subdivision, combination, or stock dividend provided for in Section 5(b) above), then the Company shall make appropriate provision so that the holder of this Warrant shall have the right at any time prior to the Expiration Date to purchase, at a total price equal to that payable upon the exercise of this Warrant, the kind and amount of shares of stock and other securities and property receivable in connection with such reclassification, reorganization, or change by a holder of the same number of shares of Common Stock as were purchasable by the holder of this Warrant immediately prior to such reclassification, reorganization, or change.  In any such case appropriate provisions shall be made with respect to the rights and interest of the holder of this Warrant so that the provisions hereof shall thereafter be applicable with respect to any shares of stock or other securities and property deliverable upon exercise hereof, and appropriate adjustments shall be made to the purchase price per share payable hereunder, provided the aggregate purchase price shall remain the same.

6.                     Notices to Holder. The Company shall promptly provide written notification to the Holder of this Warrant of the occurrence of any event set forth in Section 5.

7.                     Transfer, Exercise, Exchange, Assignment or Loss of Warrant, Warrant Shares or Other Securities.

7.1            This Warrant may be transferred, exercised, exchanged or assigned (“transferred”), in whole or in part, subject to the following restrictions. This Warrant and the Warrant Shares or any other securities (“Other Securities”) received upon exercise of this Warrant shall be subject to restrictions on transferability until registered under the Securities Act of 1933, as amended (the “Securities Act”), unless an exemption from registration is available. Until this Warrant and the Warrant Shares or Other Securities are so registered, this Warrant and any certificate for Warrant Shares or Other Securities issued or issuable upon exercise of this Warrant shall contain the following legend:

“THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN AND WILL NOT BE REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”).  THESE SECURITIES MAY BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED ONLY (A) TO THE COMPANY, (B) IF THE SECURITIES HAVE BEEN REGISTERED IN COMPLIANCE WITH THE REGISTRATION REQUIREMENTS UNDER THE SECURITIES ACT AND IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS (C) IN COMPLIANCE WITH THE EXEMPTION FROM THE REGISTRATION REQUIREMENTS UNDER THE SECURITIES ACT IN ACCORDANCE WITH RULE 144 THEREUNDER, IF APPLICABLE, AND IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS, OR (D) IN A TRANSACTION THAT DOES NOT REQUIRE REGISTRATION UNDER THE SECURITIES ACT OR ANY APPLICABLE STATE LAWS AND REGULATIONS GOVERNING THE OFFER AND SALE OF SECURITIES, AND THE HOLDER HAS, PRIOR TO SUCH SALE, FURNISHED TO THE COMPANY AN OPINION OF COUNSEL OF RECOGNIZED STANDING, OR OTHER EVIDENCE OF EXEMPTION, REASONABLY SATISFACTORY TO THE COMPANY.  HEDGING TRANSACTIONS INVOLVING THE SECURITIES REPRESENTED HEREBY MAY NOT BE CONDUCTED UNLESS IN COMPLIANCE WITH U.S. SECURITIES LAWS.”

7.2            Until this Warrant, the Warrant Shares or Other Securities are registered under the Securities Act, the Company may require, as a condition of transfer of this Warrant, the Warrant Shares, or Other Securities, that the transferee (who may be the Holder in the case of an exercise or exchange) represent that the securities being transferred are being acquired for investment purposes and for the transferee's own account and not with a view to or for sale in connection with any distribution of the security.

7.3            Any transfer permitted hereunder shall be made by surrender of this Warrant to the Company or to the Transfer Agent at its offices with a duly executed request to transfer the Warrant, which shall provide adequate information to effect such transfer and shall be accompanied by funds sufficient to pay any transfer taxes applicable. Upon satisfaction of all transfer conditions, the Company or Transfer Agent shall, without charge, execute and deliver a new Warrant in the name of the transferee named in such transfer request, and this Warrant promptly shall be cancelled.

7.4            Upon receipt by the Company of evidence satisfactory to it of loss, theft, destruction or mutilation of this Warrant and, in the case of loss, theft or destruction, of reasonable satisfactory indemnification, or, in the case of mutilation, upon surrender of this Warrant, the Company will execute and deliver, or instruct the Transfer Agent to execute and deliver, a new Warrant of like tenor and date, any such lost, stolen or destroyed Warrant thereupon shall become void.

8.                      Representations and Warranties of the Holder.  The Holder hereby represents and warrants to the Company with respect to the issuance of the Warrant as follows:

8.1           Experience.  The Holder has substantial experience in evaluating and investing in securities in companies similar to the Company so that such Holder is capable of evaluating the merits and risks of such Holder’s investment in the Company and has the capacity to protect such Holder’s own interests.

8.2           Investment.  The Holder is acquiring this Warrant (and the Warrant Shares issuable upon exercise of this Warrant) for investment for such Holder’s own account, not as a nominee or agent, and not with the view to, or for resale in connection with, any distribution thereof.  The Holder understands that this Warrant (and the Warrant Shares issuable upon exercise of the Warrant) have not been, and will not be, registered under the Securities Act by reason of a specific exemption from the registration provisions of the Securities Act which depends upon, among other things, the bona fide nature of the investment intent and the accuracy of the Holder’s representations as expressed herein.  The Holder further understands that, at the time Holder wishes to sell the Warrant Shares, there may be no public market upon which to make such a sale, and that, even if such a public market then exists, the Company may not have filed all reports and other materials required under Section 13 or 15(d) of the Securities Exchange Act of 1934, as amended, other than Form 8-K reports, during the preceding 12 months, and that, in such event, because the Company may have been a “shell company” as contemplated under Rule 144(i), Rule 144 will not be available to the Holder.

8.3           Held Indefinitely.  The Holder acknowledges that this Warrant (and the Warrant Shares issuable upon exercise of this Warrant) must be held indefinitely unless subsequently registered under the Securities Act or an exemption from such registration is available.

8.4           Accredited Holder.  The Holder is an “accredited investor” within the meaning of Rule 501 of Regulation D under the Securities Act.

8.5           Legends.  The Holder understands and acknowledges that the certificate(s) evidencing the securities issued by the Company will be imprinted with a restrictive legend as referenced in Section 7.1 above.

8.6           Access to Data.  The Holder has had an opportunity to discuss the Company’s business, management, and financial affairs with the Company’s management and the opportunity to review the Company’s facilities and business plans.  The Holder has also had an opportunity to ask questions of officers of the Company, which questions were answered to its satisfaction.

8.7           Authorization.  This Warrant and the agreements contemplated hereby, when executed and delivered by the Holder, will constitute a valid and legally binding obligation of the Holder, enforceable in accordance with their respective terms.

8.8           Brokers or Finders.  The Company has not incurred, and will not incur, directly or indirectly, as a result of any action taken by such Holder, any liability for brokerage or finders’ fees or agents’ commissions or any similar charges in connection with this Warrant or any transaction contemplated hereby.

9.                      Notices.  All notices, requests, demands or other communications hereunder shall be in writing and shall be deemed to have been duly given, if delivered in person or mailed, certified, return-receipt requested, postage prepaid to the address set forth on the signature page below. Any party hereto may from time to time, by written notice to the other parties, designate a different address, which shall be substituted for the one specified below for such party. If any notice or other document is sent by certified or registered mail, return receipt requested, postage prepaid, properly addressed as aforementioned, the same shall be deemed served or delivered seventy-two (72) hours after mailing thereof. If any notice is sent by fax or email to a party, it will be deemed to have been delivered on the date the fax or email thereof is actually received, provided the original thereof is sent by certified mail, in the manner set forth above, within twenty-four (24) hours after the fax or email is sent.

10.                      Amendment.  Any provision of this Warrant may be amended or the observance thereof may be waived (either generally or in a particular instance and either retroactively or prospectively), only with the written consent of the Company and the Holder.

11.                      Governing Law.  This Warrant shall be governed by and construed in accordance with the laws of the State of Delaware without giving effect to its conflict of law provisions.

IN WITNESS WHEREOF, the Company and the Holder have executed this Warrant on the respective dates set forth below.

HOLDER

Date: ______________________	_______________________________
Name

ANTRIABIO, INC.

	By:	___________________________
	Name:	Nevan Elam
	Title:	Chief Executive Officer

FORM OF EXERCISE

To be executed upon exercise of Warrant (please print)

The undersigned hereby irrevocably elects to exercise the right, represented by this Warrant Number N-[X] certificate, to purchase _______________ shares of common stock, no par value per share (“Common Stock”) of AntriBio, Inc. (the “Company”) and herewith tenders payment for such shares of Common Stock to the order of the Company the amount of $0.39 per share in accordance with the terms hereof. The undersigned requests that a certificate for such shares of Common Stock be registered in the name of ______________ whose address is _____________________.  If said number of shares of Common Stock is less than all of the shares of Common Stock purchasable hereunder, the undersigned requests that a new Warrant Certificate representing the remaining balance of the shares of Common Stock be registered in the name of _________________________, whose address is _____________________, and that such Warrant Certificate be delivered to_______________, whose address is __________________________________.

Representations of the undersigned.

a)	The undersigned acknowledges that the undersigned has received, read and understood the Warrant and agrees to abide by and be bound by its terms and conditions.

b)
(i) The undersigned has such knowledge and experience in business and financial matters that the undersigned is capable of evaluating the Company and the proposed activities thereof, and the risks and merits of this prospective investment.

[ ] YES [ ] NO

(ii) If “No”, the undersigned is represented by a “purchaser representative,” as that term is defined in Regulation D under the Securities Act of 1933, as amended (the “Securities Act”).

[ ] YES [ ] NO

c)	(i) The undersigned is an “accredited investor,” as that term is defined in the Securities Act.

[ ] YES [ ] NO

(ii) If “Yes,” the undersigned comes within the following category of that definition (check one and complete the blanks as applicable):

______	Category 1.	A bank, as defined in Section 3(a)(2) of the Securities Act, whether acting in its individual or fiduciary capacity; or

______	Category 2.	A savings and loan association or other institution as defined in Section 3(a)(5)(A) of the Securities Act, whether acting in its individual or fiduciary capacity; or

______	Category 3.	A broker or dealer registered pursuant to Section 15 of the United States Securities Exchange Act of 1934, as amended; or

______	Category 4.	An insurance company as defined in Section 2(a)(13) of the Securities Act; or

______	Category 5.	An investment company registered under the United States Investment Company Act of 1940; or

______	Category 6.	A business development company as defined in Section 2(a)(48) of the United States Investment Company Act of 1940; or

______	Category 7.	A small business investment company licensed by the U.S. Small Business Administration under Section 301 (c) or (d) of the United States Small Business Investment Act of 1958; or

______	Category 8.
A plan established and maintained by a state, its political subdivisions or any agency or instrumentality of a state or its political subdivisions, for the benefit of its employees, with total assets in excess of $5,000,000; or

______	Category 9.	An employee benefit plan within the meaning of the United States Employee Retirement Income Security Act of 1974 in which the investment decision is made by a plan fiduciary, as defined in Section 3(21) of such Act, which is either a bank, savings and loan association, insurance company or registered investment adviser, or an employee benefit plan with total assets in excess of $5,000,000 or, if a self-directed plan, with investment decisions made solely by persons who are accredited investors; or

______	Category 10.	A private business development company as defined in Section 202(a)(22) of the United States Investment Advisers Act of 1940; or

______	Category 11.
An organization described in Section 501(c)(3) of the United States Internal Revenue Code, a corporation, a Massachusetts or similar business trust, or a partnership, not formed for the specific purpose of acquiring the Shares offered, with total assets in excess of $5,000,000; or

______	Category 12.	Any director or executive officer of the Corporation; or

______	Category 13.
A natural person whose individual net worth, or joint net worth with that person's spouse, at the time of this purchase exceeds $1,000,000; provided, however, that (i) person’s primary residence shall not be included as an asset; (ii) indebtedness that is secured by the person’s primary residence, up to the estimated fair market value of the primary residence at the time of the sale of securities, shall not be included as a liability (except that if the amount of such indebtedness outstanding at the time of the sale of securities exceeds the amount outstanding 60 days before such time, other than as a result of the acquisition of the primary residence, the amount of such excess shall be included as a liability); and (iii) indebtedness that is secured by the person’s primary residence in excess of the estimated fair market value of the primary residence at the time of the sale of securities shall be included as a liability; or

______	Category 14.
A natural person who had an individual income in excess of $200,000 in each of the two most recent years or joint income with that person’s spouse in excess of $300,000 in each of those years and has a reasonable expectation of reaching the same income level in the current year; or

______	Category 15.
A trust, with total assets in excess of $5,000,000, not formed for the specific purpose of acquiring the Shares offered, whose purchase is directed by a sophisticated person as described in Rule 506(b)(2)(ii) under the Securities Act; or

______	Category 16	Any entity in which all of the equity owners meet the requirements of at least one of the above categories.

d)
Unless the shares purchased hereunder have been registered for resale under a registration statement filed under the Securities Act which is then in effect, the undersigned understands that the shares purchased hereunder have not been registered under the Securities Act, in reliance upon the exemption from the registration requirements under the Securities Act pursuant to Section 4(a)(2) of the Securities Act and Rule 506 promulgated thereunder; and, therefore, that the undersigned must bear the economic risk of the investment for an indefinite period of time since the securities cannot be sold, transferred or assigned to any person or entity without compliance with the provisions of the Securities Act.

Submitted by:	Accepted by AntriaBio, Inc.:

By: ____________________________________	By: _______________________________
Date: __________________________________	Date: ______________________________
SS/Tax ID: ______________________________	Tax ID: ____________________________
Telephone: ______________________________
Email: _________________________________

(Signature must conform in all respects to name of holder as specified on the face of the Warrant Certificate).

FORM OF TRANSFER
(To be signed only upon transfer of Warrant)

FOR VALUE RECEIVED, the undersigned hereby sells, assigns and transfers unto _______________________________________________ the right represented by the attached Warrant to purchase ____________ shares of  ________________________ of AntriaBio, Inc. to which the attached Warrant relates, and appoints ______________ Attorney to transfer such right on the books of __________, with full power of substitution in the premises.

Dated: ____________________

_______________________________________
(Signature must conform in all respects to name of Investor as specified on Warrant)

Address:	____________________________
____________________________
____________________________

Signed in the presence of:

_______________________________